SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 10, 2008

Pope Resources, A Delaware Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware	91-1313292
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19245 Tenth Avenue NE, Poulsbo, Washington 98370
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code (360) 697-6626

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.     OTHER EVENTS

Pope Resources, A Delaware Limited Partnership (NasdaqGSM:POPE) announced on December 10, 2008, that the Partnership has adopted a unit repurchase plan. Under the plan the Partnership may repurchase limited partner units having an aggregate value of not more than $2.5 million, subject to certain conditions and other contingencies established under the plan.  Based on current market conditions and projections for the coming year, which include the continuation of reduced log harvest volume comparable to 2008, the Partnership anticipates reducing its quarterly distribution to $0.25 per unit, effective in the first quarter of 2009.  A copy of that press release is furnished herewith as Exhibit 99.1.

This Current Report on Form 8-K contains various forward-looking statements that are intended to be covered by the safe harbor provided by Section 21D of the Securities Exchange Act of 1933, as amended.  These statements include statements about the Partnership’s present plans and intentions, about its distribution policy, strategy, growth, and deployment of resources, and about its expectations for future financial performance.  Forward-looking statements use prospective language, including words like “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “continue,” “plans,” “intends,” or other similar terminology.

Because forward-looking statements are, in part, an attempt to project future events and explain current plans, they are subject to various risks and uncertainties that could cause the Partnership’s actions and its financial and operational results to differ materially from those projected in forward-looking statements.  These risks and uncertainties include, without limitation, the risks described in Part I – Item 1A “Risk Factors” contained in the Partnership’s most recent Annual Report on Form 10-K.  The Partnership does not undertake any duty to update its forward-looking statements or the factors that may cause it to deviate from them, except as required by law.

Item 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release dated December 10, 2008

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POPE RESOURCES, A DELAWARE LIMITED
PARTNERSHIP

DATE:	December 15, 2008	BY:	/s/ Thomas M. Ringo
Thomas M. Ringo
Vice President and Chief Financial Officer, Pope
Resources, A Delaware Limited Partnership, and
Pope MGP, Inc., General Partner